EXHIBIT 11.1

                    THE BANK OF NEW YORK COMPANY, INC.
             Calculation of Earnings Per Share Under New Rules

$ in Thousands, except EPS                           1997
                                         ----------------------------
                                          1st Qtr   2nd Qtr  Six Mos.
                                         --------  --------  --------

OLD RULES
EPS (As Reported-APB 15)
  Primary                                $   0.65  $   0.67  $   1.32
  Fully Diluted                          $   0.65  $   0.67  $   1.31

NEW RULES
EPS (Restated-FAS 128)
  Basic                                  $   0.68  $   0.70  $   1.38
  Diluted                                $   0.65  $   0.67  $   1.32


Computation Under FAS 128:
--------------------------
Weighted Average Common
 Shares Outstanding-Basic                 387,130   381,327   384,213

Shares Issued on Conversion:
  Debentures                                    -         -         -
  Warrants                                 17,691    16,942    17,317
  Convertible Preferred Stock                 118        97       108
                                         --------  --------  --------
Weighted Average Shares                   404,939   398,366   401,638
                                         ========  ========  ========

Net Income                               $264,973  $268,613  $533,586
Preferred Dividends                        (2,492)   (2,478)   (4,970)
                                         --------  --------  --------
Net Income Available
 to Common Shareholders                   262,481   266,135   528,616
                                         --------  --------  --------

Interest on Convertible
 Debentures, Net of Tax                         -         -         -
Dividends on Conv. Preferred                   20         6        26
                                         --------  --------  --------
Diluted Net Income                       $262,501  $266,141  $528,642
                                         ========  ========  ========


                                                     1996
                                         ----------------------------
                                          1st Qtr   2nd Qtr  Six Mos.
                                         --------  --------  --------

OLD RULES
EPS (As Reported-APB 15)
  Primary                                $   0.58  $   0.68  $   1.25
  Fully Diluted                          $   0.57  $   0.66  $   1.23

NEW RULES
EPS (Restated-FAS 128)
  Basic                                  $   0.61  $   0.71  $   1.32
  Diluted                                $   0.57  $   0.66  $   1.23


Computation Under FAS 128:
--------------------------
Weighted Average Common
 Shares Outstanding-Basic                 394,836   386,788   390,812

Shares Issued on Conversion:
  Debentures                               10,740     9,700    10,220
  Warrants                                 21,156    21,096    21,126
  Convertible Preferred Stock                 178       170       174
                                         --------  --------  --------
Weighted Average Shares                   426,910   417,754   422,332
                                         ========  ========  ========

Net Income                               $243,151  $278,321  $521,472
Preferred Dividends                        (2,496)   (2,494)   (4,990)
                                         --------  --------  --------
Net Income Available
 to Common Shareholders                   240,655   275,827   516,482
                                         --------  --------  --------

Interest on Convertible
 Debentures, Net of Tax                     1,058       841     1,899
Dividends on Conv. Preferred                   23        21        44
                                         --------  --------  --------
Diluted Net Income                       $241,736  $276,689  $518,425
                                         ========  ========  ========


                                                     1996
                                         ----------------------------
                                          3rd Qtr  Nine Mos   4th Qtr
                                         --------  --------  --------

OLD RULES
EPS (As Reported-APB 15)
  Primary                                $   0.60  $   1.86  $   0.61
  Fully Diluted                          $   0.60  $   1.81  $   0.61

NEW RULES
EPS (Restated-FAS 128)
  Basic                                  $   0.64  $   1.96  $   0.64
  Diluted                                $   0.60  $   1.83  $   0.61


Computation Under FAS 128:
--------------------------
Weighted Average Common
 Shares Outstanding-Basic                 385,740   389,109   387,970

Shares Issued on Conversion:
  Debentures                                4,719     8,373         -
  Warrants                                 21,310    21,188    18,769
  Convertible Preferred Stock                 171       173       165
                                         --------  --------  --------
Weighted Average Shares                   411,940   418,843   406,904
                                         ========  ========  ========

Net Income                               $248,509  $769,981  $249,720
Preferred Dividends                        (2,494)   (7,484)   (2,493)
                                         --------  --------  --------
Net Income Available
 to Common Shareholders                   246,015   762,497   247,227
                                         --------  --------  --------

Interest on Convertible
 Debentures, Net of Tax                       478     2,377         -
Dividends on Conv. Preferred                   21        65        21
                                         --------  --------  --------
Diluted Net Income                       $246,514  $764,939  $247,248
                                         ========  ========  ========


                                                  YEAR
                               ----------------------------------------
                                     1996      1995      1994      1993
                               ----------  --------  --------  --------

OLD RULES
EPS (As Reported-APB 15)
  Primary                      $     2.47  $   2.29  $   1.96  $   1.43
  Fully Diluted                $     2.41  $   2.15  $   1.85  $   1.36

NEW RULES
EPS (Restated-FAS 128)
  Basic                        $     2.60  $   2.35  $   1.96  $   1.43
  Diluted                      $     2.44  $   2.20  $   1.85  $   1.36


Computation Under FAS 128:
--------------------------
Weighted Average Common
 Shares Outstanding-Basic         388,354   385,130   375,778   372,168

Shares Issued on Conversion:
  Debentures                        6,270    18,392    25,564    25,576
  Warrants                         20,583    10,370         -         -
  Convertible Preferred Stock         171       544     2,960     4,956
                               ----------  --------  --------  --------
Weighted Average Shares           415,378   414,436   404,302   402,700
                               ==========  ========  ========  ========

Net Income                     $1,019,701  $913,891  $749,200  $559,312
Preferred Dividends                (9,977)  (10,149)  (13,107)  (25,566)
                               ----------  --------  --------  --------
Net Income Available
 to Common Shareholders         1,009,724   903,742   736,093   533,746
                               ----------  --------  --------  --------

Interest on Convertible
 Debentures, Net of Tax             2,377     6,845    10,454    10,463
Dividends on Conv. Preferred           86       258     1,463     3,074
                               ----------  --------  --------  --------
Diluted Net Income             $1,012,187  $910,845  $748,010  $547,283
                               ==========  ========  ========  ========